                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   January 3, 2000
                                                --------------------------------


                                   ZILA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                        0-17521              86-0619668
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission          (IRS Employer
of incorporation)                        File Number)        Identification No.)



5227 North 7th Street   Phoenix, Arizona                     85014
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code     (602) 266-6700
                                                   -----------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 20, 1999, Zila, Inc. (the "Company"), through its wholly owned subsidiary, Integrated Dental Technologies, Inc. ("IDT"), completed the sale of substantially all of IDT's assets and liabilities related to its PracticeWorks division located in Gold River, California to InfoCure, Corporation ("InfoCure"), of Atlanta, Georgia for approximately $4.7 million. InfoCure is a national provider of healthcare practice management software products and services to targeted healthcare practice specialties and is listed on the NASDAQ under the symbol INCX.

Under the terms of the agreement, the purchase price will be subject to adjustment based on the net worth of the PracticeWorks division as of November 30, 1999, which will be determined over the next 60 days. In addition, ten percent (10%) of the sales price will be held in escrow for one year in order to secure the representations, warranties, and covenants made by the Company to InfoCure. It is currently estimated that the adjusted sales price will be approximately $4.6 million.

As previously disclosed in Form 10K/A for the fiscal year ended July 31, 1999, on October 28, 1999, the Company's wholly owned subsidiary, Cygnus Imaging ("Cygnus"), completed the sale of substantially all of its assets and certain of its liabilities to Procare Laboratories, Inc. ("Procare"), of Scottsdale, Arizona for approximately $4.0 million. Procare is controlled by the former owner and President of Cygnus, Egidio Cianciosi. The purchase price was paid through the issuance to the Company of a note collateralized by the assets of Procare. The note was paid in full on November 10, 1999. The sale resulted in a $139,000 gain which was recognized in the Company's financial statements for the period ended October 31, 1999.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Assets Sold
         None

(b)      Pro Forma Financial Information

         The following unaudited pro forma condensed statement of operations data for the year ended July 31, 1999 and the three months ended October 31, 1999, present historical statements of operations data for the Company, Cygnus and IDT as if the Cygnus and IDT transactions had occurred as of August 1, 1998. The following unaudited pro forma condensed balance sheet at October 31, 1999 presents historical information as if the IDT transaction had occurred on October 31, 1999. The pro forma data are not necessarily indicative of the financial position or results of operations which would actually have been reported had the transactions been consummated at the date mentioned above or which may be reported in the future.

         The pro forma data should be read in conjunction with the notes to unaudited pro forma condensed financial information and the historical financial statements and notes thereto of Zila, Inc.



Unaudited Pro Forma Condensed Statement of Operations
Year ended July 31, 1999
(in thousands except per share data)


                                                                                 Historical
                                                                   ---------------------------------
                                                                      Zila                                  Pro forma
                                                                   Consolidated    Cygnus        IDT       Adjustments     Pro Forma
                                                                   ------------    ------        ---       -----------     ---------
                                                                                       (a)        (a)          (b)
                                                                                       ---        ---          ---
        Net revenues                                                   $71,295      $1,781     $4,516                       $64,998
        Cost of products sold                                           34,335       1,759        280                        32,296
        Selling, general & administrative expenses                      31,853       3,243      3,159                        25,451
        Research & development expenses                                  3,989           -        476                         3,513
        Depreciation & amortization                                      3,582         423        103                         3,056
        (Loss) income from operations                                  (2,464)     (3,644)        498                           682
        Net (loss) income                                              (1,967)     (3,662)        509                         1,186

        Net (loss) income (basic)                                      $(0.05)                                                $0.03
        Basic shares outstanding                                        38,013                                               38,013
        Net (loss) income (diluted)                                    $(0.05)                                                $0.03
        Diluted shares outstanding                                      38,013                                               40,394

a. Represents Cygnus and IDT balances for the year ended July 31, 1999. These amounts are removed to reflect the sale of assets and the corresponding revenue and expenses thereby reducing the consolidated balances for pro forma purposes.

b. The Company believes that no pro forma adjustments are required on the sales.

Unaudited Pro Forma Condensed Statement of Operations
Three months ended October 31, 1999
(in thousands except per share data)

                                                                         Historical
                                                                 -------------------------
                                                                    Zila                                  Pro forma
                                                                 Consolidated    Cygnus        IDT       Adjustments     Pro Forma
                                                                 ------------    ------        ---       -----------     ---------
                                                                                     (a)        (a)          (b)
                                                                                     ---        ---          ---
       Net revenues                                                    $19,172        $193     $1,118                       $17,861
       Cost of products sold                                             9,477         110         52                         9,315
       Selling, general & administrative expenses                        8,744         491        873                         7,380
       Research & development expenses                                     730         155        120                           455
       Depreciation & amortization                                         917         110         26                           781
       (Loss) income from operations                                     (696)       (673)         47                          (70)
       Net (loss) income                                                  (51)       (673)         48            (139)          435

       Net (loss) income (basic)                                       $(0.00)                                                $0.01
       Basic shares outstanding                                         40,868                                               40,868
       Net (loss) income (diluted)                                     $(0.00)                                                $0.01
       Diluted shares outstanding                                       40,868                                               43,638

a. Represents Cygnus and IDT balances for the three months ended October 31, 1999. These amounts are removed to reflect the sale of assets and the corresponding revenue and expenses thereby reducing the consolidated balances for pro forma purposes.

b. The Company believes that no pro forma adjustments are required on the sales other than the elimination of the gain on the sale of Cygnus assets recorded in the consolidated statement of operations.

Unaudited Pro Forma Condensed Balance Sheet as of October 31, 1999
(in thousands)

                                                                            Historical
                                                                  ----------------------------
                                                                          Zila                              Pro Forma
                                                                  Consolidated         IDT (a)        Adjustments (b)      Pro Forma
                                                                  ------------         -------        ---------------      ---------

     Cash                                                               $3,495            $518                 $4,230         $7,207
     Cash held in escrow                                                                                          470            470
     Trade receivables-net                                               9,493             167                                 9,326
     Note receivable                                                     4,000                                                 4,000
     Inventories - net                                                  10,438              30                                10,408
     Prepaid expenses and other current assets                           1,315             147                                 1,168
                                                                         -----             ---                  -----          -----
     Total current assets                                               31,805             862                  4,700         35,643
     Property & equipment - net                                          5,597             230                                 5,367
                                                                         -----             ---                  -----          -----
     Total assets                                                      $76,517          $1,092                 $4,700        $80,125
                                                                       =======          ======                 ======        =======

     Accounts payable                                                   $3,581            $136                                $3,445
     Accrued expenses                                                    3,259             307                   $405          3,357
     Deferred revenue                                                    1,098           1,056                                    42
                                                                         -----           -----                   ----             --
     Total current liabilities                                           8,492           1,499                    405          7,398
     Long-term debt                                                      9,554               -                                 9,554
     Redeemable preferred stock                                          6,843               -                                 6,843
     Stockholders equity                                                51,628           (407)                  4,295         56,330
                                                                        ------           -----                  -----         ------
     Total liabilities & stockholders equity                           $76,517          $1,092                 $4,700        $80,125
                                                                       =======          ======                 ======        =======

a. Represents IDT balances as of October 31, 1999. These amounts are removed to reflect the sale of assets and assumption of liabilities thereby reducing the consolidated balances for pro forma purposes. No adjustments for the Cygnus transaction are required as the transaction was completed prior to October 31, 1999.

b. Reflects the proceeds received and accrued expenses related to the IDT sale.

(c)      Exhibits

         Exhibit No.               Description
         -----------               -----------

              28 Asset Purchase Agreement Dated as of November 30, 1999 by and among Zila, Inc., Integrated Dental Technologies, Inc., InfoCure Systems, Inc. and InfoCure Corporation.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, this 3rd day of January, 2000.

                                 ZILA, INC., a Delaware corporation


                                 By /s/ BRADLEY C. ANDERSON
                                    ------------------------------------------
                                    Bradley C. Anderson
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                 Exhibit Index
                                 -------------

         Exhibit No.               Description
         -----------               -----------

              28 Asset Purchase Agreement Dated as of November 30, 1999 by and among Zila, Inc., Integrated Dental Technologies, Inc., InfoCure Systems, Inc. and InfoCure Corporation.